UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-3099146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Zymeworks Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.00001 per share (together with the associated preferred stock purchase rights, the “Common Stock”) from the New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects the listing and trading of the Common Stock on the NYSE to cease at the close of trading on December 15, 2022, and that trading will begin on Nasdaq at market open on December 16, 2022.

Item 1. Description of Registrant’s Securities to be Registered

The description of the Registrant’s Common Stock included in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K12B (File No.  001-41535), filed with the Securities and Exchange Commission on October 13, 2022, is incorporated herein by reference, except that any reference to the New York Stock Exchange is hereby amended to refer to The Nasdaq Stock Market LLC.

Item 2. Exhibits

Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 15, 2022	ZYMEWORKS INC.

	By:	/s/ Chris Astle
	Name: Title:	Chris Astle Senior Vice President and Chief Financial Officer